EXHIBIT 99.1

AtheroGenics Announces ARISE Phase III Clinical Study Results at the American College of Cardiology’s 56th Annual Scientific Session

New Orleans, La. - March 27, 2007 - AtheroGenics, Inc. (Nasdaq: AGIX) today announced the presentation of its Aggressive Reduction of Inflammation Stops Events (ARISE) Phase III clinical study of lead drug candidate, AGI-1067, at the American College of Cardiology’s 56th Annual Scientific Session. While AGI-1067 did not show a difference from placebo in the composite primary endpoint, the study did achieve a number of other important predefined endpoints. These endpoints included a reduction in the composite of “hard” atherosclerotic clinical endpoints, composed of cardiovascular death, myocardial infarction (heart attack) and stroke, as well as improvement in the key diabetes parameters of new onset diabetes and glycemic control.

“The highest bar in clinical research is to improve the prognosis of patients that are already receiving optimal care,” said Marc A. Pfeffer, M.D., Ph.D., Professor of Medicine, Harvard Medical School; Cardiologist at Brigham and Women’s Hospital and co-principal investigator for the ARISE trial. “Although the formal primary composite endpoint in ARISE was not met, we believe that the trial generated strong evidence that use of AGI-1067 will produce tangible clinical benefits for patients with coronary artery disease.”

ARISE study findings include:

•
Secondary “hard” endpoint—In a composite of “hard” atherosclerotic endpoints, composed of cardiovascular death, resuscitated cardiac arrest, myocardial infarction (heart attack) and stroke, AGI-1067 achieved a meaningful relative risk reduction of 19 percent (p=0.028). A subgroup analysis indicated that this result was consistent across important sub-populations such as: patients with and without diabetes, and men and women. Furthermore, this result was irrespective of whether patients’ baseline cholesterol (LDL and HDL) levels were above or below target.

•
Diabetes parameters—Patients in ARISE taking AGI-1067 were 64 percent less likely to develop new onset diabetes (p<0.0001). In patients with diabetes, AGI-1067 improved glycemic control as measured by reductions in HbA1c of 0.5 percent at 12 months (p<0.0001). These patients had a mean baseline HbA1c of 7.2 percent.

•
Safety and tolerability—The most common side effect seen with AGI-1067 was diarrhea-related; however, it did not frequently result in patient discontinuation (3.3 percent vs. 0.3 percent). There was a small increase in the number of patients with abnormal liver function tests as measured by changes in a combination of liver enzymes and bilirubin (0.2 percent vs. 0.1 percent).

“We are pleased with the meaningful improvement of patient outcomes observed with AGI-1067 in ARISE, which should help to address the burden of cardiovascular risk that exists despite our effective contemporary treatments," said Jean-Claude Tardif, M.D., Director of Research; Professor of Medicine, Montreal Heart Institute, University of Montreal, and co-principal investigator of the ARISE trial.

“The ARISE trial has shown that AGI-1067 demonstrated considerable efficacy in a number of important therapeutic areas, including heart disease and diabetes,” said Rob Scott, M.D., Executive Vice President of Research and Development and Chief Medical Officer of AtheroGenics. “We look forward to our upcoming dialog with regulatory experts to discuss the next steps in the development program for AGI-1067.”

“We included a number of endpoints in ARISE to assess the impact of AGI-1067 on both cardiovascular disease and diabetes as there exists extensive scientific literature linking oxidative stress and inflammation to both of these therapeutic areas,” said Russell M. Medford, M.D., Ph. D., President and Chief Executive Officer of AtheroGenics. “We are encouraged by the results of ARISE and look forward to continuing development of this important drug with the goal of improving patient care.”

About ARISE
The ARISE trial is a Phase III, double-blind, placebo-controlled trial in 6,144 patients with recent acute coronary syndrome (ACS). The trial was conducted in 259 cardiac centers in the United States, United Kingdom, Canada and South Africa. The primary endpoint in the ARISE study was to compare the effect of AGI-1067 to placebo on the time to first incidence of a composite of major adverse cardiovascular events (MACE), specifically cardiovascular death, resuscitated cardiac arrest, myocardial infarction, stroke, need for coronary revascularization and admission to hospital for unstable angina. All patients in the study were well treated with the appropriate standard of care.

About AtheroGenics
AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. In addition to AGI-1067, the Company has another clinical-stage development program studying AGI-1096, a novel, oral agent in Phase I that is being developed for the prevention of organ transplant rejection in collaboration with Astellas. AtheroGenics also has preclinical programs in rheumatoid arthritis and asthma utilizing its proprietary vascular protectant® technology. For more information about AtheroGenics, please visit http://www.atherogenics.com.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve significant risks and uncertainties, including preliminary summary statements relating to the analysis of AtheroGenics’ ARISE study for AGI-1067 and preliminary summary statements relating to the potential efficacy and safety profile of AGI-1067. These and other statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as “believes,” “intends,” “expects” and similar expressions. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. AtheroGenics cautions investors not to place undue reliance on the forward-looking statements contained in this release. The preliminary results discussed in this release may not be confirmed upon full analysis of the detailed results of the ARISE study and additional information relating to the safety, efficacy or tolerability of AGI-1067, may be discovered upon further analysis of trial data. In addition, our forward-looking statements are subject to a number of factors that could cause actual outcomes to differ materially from those expressed or implied in our forward-looking statements, including that the Food and Drug Administration might not allow us to conduct further studies of the efficacy of AGI-1067 for the same or new endpoints, and, to the extent approved, additional clinical trial work may take a significant period of time to complete or require significant additional resources to complete, or that AstraZeneca could terminate its collaboration agreement with us based on the results of the clinical trial. We cannot ensure that AGI-1067 will ever be approved or be proven safe and effective for use in humans. These and other risks are discussed in AtheroGenics’ Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The risk factors regarding AtheroGenics that are included under the caption “Risk Factors” in AtheroGenics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are specifically incorporated by reference into this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

AtheroGenics, Inc.	Media Inquiries	Investor Relations
Mark P. Colonnese	Jayme Maniatis/Dana Conti	Lilian Stern
Chief Financial Officer	Schwartz Communication, Inc.	Stern Investor Relations, Inc.
678-336-2511	781-684-0770 or 508-971-4015	212-362-1200
investor@atherogenics.com	atherogenics@schwartz-pr.com	lilian@sternir.com

###